Exhibit 99.1

SALIX PHARMACEUTICALS ANNOUNCES 4Q AND FY2014 FINANCIAL RESULTS CONFERENCE CALL AND WEBCAST

Monday, February 16, 2015, 7:00 am EST

RALEIGH, N.C.—(BUSINESS WIRE)—Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report fourth quarter and full year 2014 financial results following the close of the U.S. financial markets on Monday, March 2, 2015.

The Company will host a conference call at 4:30 p.m. ET on Monday, March 2, 2015. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (877) 757-0919 (U.S. and Canada) or (913)-643-3827 (international.) The access code for the live call is 765682. The telephone numbers to access the replay of the call are (888) 203-1112 or 719-457-0820. The access code for the replay is 6088581.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and commercialize them through the Company’s 500-member specialty sales force.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and website is not incorporated in our SEC filings.

Contact:

Salix Pharmaceuticals, Ltd.

Timothy J. Creech, 919-862-1000

Senior Vice President, Finance and Administrative Services and Acting Chief Financial Officer

or

G. Michael Freeman, 919-862-1000

Associate Vice President, Investor Relations and Corporate Communications

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and website is not incorporated in our SEC filings.